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                                                                      EXHIBIT 11
                      HUDSON FOODS, INC. AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE
                 (Dollars in Thousands, Except Per Share Data)
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Fiscal Year                                    1994         1993         1992
- -----------                                 ------------------------------------

Computation for statement of income
- -----------------------------------

Net income                                    $26,992       $15,905       $2,170
                                            ====================================

Primary earnings per share
- --------------------------

Reconciliation of weighted average number
 of shares outstanding to amount used in
 primary earnings per share computation:
 Weighted average number of shares
  outstanding                               16,265,818   15,411,057   13,935,931
 Contingently issuable shares                     --           --        275,316
 Dilutive effect of assumed exercise of
  options                                      366,427      339,814       91,970
                                            ------------------------------------

 Weighted average number of common and
  common equivalent shares outstanding      16,632,245   15,750,871   14,303,217
                                            ====================================


Primary earnings per share                       $1.62        $1.01        $0.15
                                            ====================================


Fully diluted earnings per share
- --------------------------------

Reconciliation of weighted average number
 of shares outstanding to amount used in
 fully diluted earnings per share
 computation:
 Weighted average number of shares
  outstanding                               16,265,818   15,411,057   13,935,931
 Common stock contingently issuable:
    Contingently issuable shares                 --           --         275,316
    Dilutive effect of assumed
     exercise of options                       466,650      339,814       91,970
                                           -------------------------------------

 Weighted average number of common and
  common equivalent shares outstanding      16,732,468   15,750,871   14,303,217
                                           =====================================

Fully diluted earnings per share                 $1.61        $1.01        $0.15
                                           =====================================
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